EXHIBIT 10.45

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made effective as of April 15, 2000 by and between EpicEdge, Inc., (“the Company”), of 1150 Lakeway Drive, Austin, Texas 78734 and Sam DiPaola, (“the Employee”) 911 South Charles Street, Baltimore, MD 21230.

WHEREAS, the Company is engaged in the business of computer software and consulting; and

WHEREAS, the Company desires to have the services of the Employee; and

WHEREAS, Employee is willing to be employed by the Company;

NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereto agree as follows:

1.  EMPLOYMENT.  The Company shall employ Employee as a Vice President of Finance.  Employee accepts and agrees to such employment, subject to the general supervision, advice and direction of the Company and the CFO.  Employee shall also perform (i) such other duties as are customarily performed by an employee in a similar position, and (ii) such other and unrelated services and duties as may be assigned to Employee from time to time by the Company.

2.  BEST EFFORTS OF EMPLOYEE.  Employee agrees to perform faithfully, industriously, and to the best of Employee’s ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of the Company.  Such duties shall be provided at such place(s) as the needs, business, or opportunities of the Company may require from time to time.

3.  COMPENSATION OF EMPLOYEE.  As compensation for the services provided by Employee under this Agreement, the Company will pay Employee an initial annual salary of $151,000.  This amount shall be paid semi-monthly.  Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

Additionally, the Employee will participate in a quarterly bonus plan that may be up to 50% of the quarterly salary of the Employee.  The bonus amount will be based on attainment of MBO’s.

Additionally, the employee will receive a one-time stock option grant of 150,000 shares with vesting in 1/3 increments each year for three years as governed by the Non-Qualified Stock Option Agreement.

EpicEdge will cover any and all legal costs associated with your departure from current employment.

Your share position of 300,000 shares will remain in tact during your transition and tenure with the date of registration consistent with original date of October 5th.

An additional allotment of up to 67,000 shares can be allocated to you as a performance bonus by EpicEdge senior management by December 31, 2000.

4.  VACATION.  Employee is entitled to fifteen (15) paid vacation days per twelve (12) month period.  Employee must schedule vacation with the approval of EpicEdge.

5.  HOLIDAYS.  Employee is entitled to the seven (7) standard paid holidays and three (3) floating/personal paid holidays as determined by EpicEdge each calendar year.

6.  BENEFITS.  Employee is entitled to participate in health benefits as offered by EpicEdge.

7.  TRAINING.  The Company shall provide for training it deems appropriate for the Employee to perform the expected duties during the term of this Agreement.  Should the Employee terminate this Agreement within the first twelve (12) months of employment, the Employee agrees to reimburse the Company for fees paid by the Company to outside agencies for training of the Employee.

8.  REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH COMPANY POLICY.  The Company will reimburse Employee for “out-of-pocket” expenses in accordance with Company policies in effect specific to the client engagement.

9.  RECOMMENDATIONS FOR IMPROVING OPERATIONS.  Employee shall provide the Company with all information, suggestions, and recommendations regarding the Company’s business, of which Employee has knowledge, that will be of benefit to the Company.

10.  CONFIDENTIALITY.  Employee recognizes that the Company has and will have information regarding the following:

• inventions	• future plans	• customer lists
• products	• business affairs	• product design
• prices	• processes	• copyrights
• costs	• trade secrets
• discounts	• technical matters

and other vital information (collectively, “Information”) which are valuable, special and unique assets of the Company.  Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Company.  Employee will protect the Information and treat it as strictly confidential.  A violation by Employee of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

11.  UNAUTHORIZED DISCLOSURE OF INFORMATION.  If it appears that Employee has disclosed (or has threatened to disclose) Information in violation of this Agreement, the Company shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed.  The Company shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

12.  CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT.  The confidentiality provisions of this Agreement shall remain in full force and effect for a five (5) year period after the termination of Employee’s employment.

15.  SICK LEAVE/PERSONAL BUSINESS.  All requests for sick days and personal days off shall be made by Employee in accordance with the Company policies in effect with regards to client engagement.

16.  TERM/TERMINATION.  Employee’s employment under this Agreement shall be for an unspecified term on an “at will” basis.  This Agreement may be terminated by either party upon fourteen (14) days written notice.  If Employee is in violation of this Agreement, the Company may terminate employment without notice and with compensation to Employee only to the date of such termination.  Severence equal to 2 months base salary will be authorized in this event.

17.  TERMINATION FOR DISABILITY.  The Company shall have the option to terminate this Agreement, if Employee becomes permanently disabled and is no longer able to perform the essential functions of the position with reasonable accommodation.  The Company shall exercise this option by giving fourteen (14) days’ written notice to Employee.

18.  COMPLIANCE WITH COMPANY’S RULES.  Employee agrees to comply with all of the rules and regulations of the Company.

19.  RETURN OF PROPERTY.  Upon termination of this Agreement, the Employee shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee’s possession or under the Employee’s control which is the Company’s property or related to the Company’s business.  Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by the Employee.

20.  NOTICES.  All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

Company:

EpicEdge

Jeff Sexton

President & COO

1150 Lakeway Drive

Austin, Texas 78734

Employee:

Sam DiPaola

911 South Charles Street

Baltimore, Maryland 21230

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

21.          ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written.  This Agreement supersedes any prior written or oral agreements between the parties.

22.          AMENDMENT.  This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

23.          SEVERABILITY.  If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provisions it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

24.          WAIVER OF CONTRACTUAL RIGHT.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

25.          APPLICABLE LAW.  This Agreement shall be governed by the laws of the State of Texas.

Company:

EpicEdge

By:		Date:
Jeff Sexton
President & COO

AGREED TO AND ACCEPTED.

Employee:

By:		Date:
Sam DiPaola

*with changes